Exhibit 99.1

Kopin Provides Business Update and Second Quarter 2017 Operating Results

  2Q Revenues of $5.9M, 36% higher than 2Q 2016
  Expect 70% Revenue Growth in Second Half of 2017
  Five New Headsets with Key Kopin Components to be Introduced in 2H 2017
  All Four Military Programs Ramping
  Revenue Growth Momentum Accelerating

WESTBOROUGH, Mass.--(BUSINESS WIRE)--August 8, 2017--Kopin Corporation (NASDAQ: KOPN), a leading developer of innovative wearable computing technologies and solutions, today provided an update on its business initiatives and reported financial results for the second quarter of 2017, ended July 1, 2017.

“We made very good progress in many areas in the second quarter, and we are actively working with multiple tier-one customers,” said Dr. John CC Fan, CEO of Kopin. “We believe the commercial AR/VR opportunities are beginning to materialize. We have experienced very strong interest for our 2k x 2k LightningTM OLED displays and related optics, and we have made great progress in production readiness of our Lightning OLED displays with our foundry partners BOE and OliGHTEK. In addition, the recent announcements by Google about its second-generation Glass intended for industrial applications has furthered the momentum of AR headsets. Kopin’s displays and optic products are designed for these rugged applications.

“We also had a solid quarter in our military business. The four major production programs in our military business, including the F-35 pilot helmets, the Family of Weapon Sights Programs (Individual and Crew), and our VR optical system for armor vehicle simulation and training headsets, are all ramping and should have a very significant impact on our revenues in the second half of 2017 and in 2018.

“In our consumer segment, we have completed shipment of the first generation of SOLOSTM, our health and fitness AR glasses. The initial customers have been passionate about SOLOS and we have received excellent feedback from them. We expect to have the second generation of SOLOS on sale by the end of 2017.

“Finally we are making very good progress in our WhisperTM audio technology. In the second half of the year we expect to see the introduction of five new AR/VR headsets, of which two are Kopin systems and three are customer products. Of the five, four will feature our Whisper chip. In addition, we have made great progress in extending our Whisper technology from near-field to far-field applications. Early tests have shown the far field use matches the superior advantages in noise cancellation, voice quality, and speech recognition achieved in the near field application.

“On the strength of these new products and our current programs, we are optimistic about the revenue growth for the balance of the year and beyond. We anticipate revenues in the second half of 2017 will increase by approximately 70% as compared to the first half of 2017. Careful deployment of our financial resources, as always, remains a key priority. We ended the quarter with $85 million in cash and no debt, providing sufficient capital to monetize and commercialize our investments.

“In summary, we have successfully completed the first phase of technology and product development. We are now entering the harvesting and growth phase, and we are actively increasing sales and marketing efforts. All the cylinders are now working,” concluded Dr. Fan.

Second Quarter Financial Results

Total revenues for the second quarter ended July 1, 2017 were $5.9 million, compared with $4.4 million for the second quarter ended June 25, 2016.

Research and development (R&D) expenses for the second quarter of 2017 were $4.7 million compared to $4.1 million for the second quarter of 2016.

Selling, general and administrative (SG&A) expenses were $5.2 million for the second quarter of 2017 compared to $4.3 million for the second quarter of 2016, reflecting an increase in amortization of intangible assets, accrual of contingent earn out and professional fees. Included in SG&A is incremental SG&A expense of $0.5 million from the Company’s acquisition of NVIS, which was completed in the first quarter of 2017.

Net loss for the second quarter of 2017 was $7.3 million, or $0.10 per share, compared with net loss of $3.2 million, or $0.05 per share, for the second quarter of 2016. The second quarter of 2016 included a $7.7 million gain on the sale of our Korean subsidiary

During the second quarter of 2017 we had 9 patents granted and filed for 2 new applications. Overall we have over 300 patents and patents pending, almost all of which are related to wearable applications.

As of July 1, 2017 Kopin had approximately $85 million in cash equivalents and marketable securities, and no long term debt.

All amounts above are estimates and readers should refer to our Form 10-Q for the quarter ended July 1, 2017, for final disposition.

Financial Results Conference Call

In conjunction with its second quarter 2017 financial results, Kopin will host a teleconference call for investors and analysts at 8:30 a.m. ET today. To participate, please dial (877) 709-8150 (U.S. and Canada) or (201) 689-8354 (International). The call will also be available as a live and archived audio webcast on the “Investors” section of the Kopin website, www.kopin.com.

About Kopin

Kopin Corporation is a leading developer and provider of innovative wearable technologies and solutions for integration into head-worn computing and display systems to military, industrial and consumer customers. Kopin’s technology portfolio includes ultra-small displays, optics, speech enhancement technology, system and hands-free control software, low-power ASICs, and ergonomically designed smart headset reference systems. Kopin’s proprietary components and technology are protected by more than 300 global patents and patents pending. For more information, please visit Kopin’s website at www.kopin.com.

Kopin, Lightning, SOLOS, and Whisper are trademarks of Kopin Corporation.

Forward-Looking Statements

Statements in this press release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements relating to our belief that revenue in the second half of 2017 will increase 70% as compared to the first half of 2017; that five new headsets will be introduced in the second half of 2017 of which two will be Kopin products and three will be customer products; that our four military programs will continue to ramp and should have a very significant impact on our revenues in the second half of 2017 and 2018; that our revenue growth momentum is accelerating; our belief that the commercial AR/VR opportunities are beginning to materialize; our expectation that the second generation of SOLOS will be on sale by the end of 2017; our expectation that four of the five new headsets introduced in the second half of 2017 will feature our Whisper chip; and that we have sufficient capital to monetize and commercialize our investments. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: Our revenues may not grow in the second half of 2017; here may be delays and the five new headset products may not be introduced; the five new headset products may not gain market acceptance; our military programs may not continue to ramp and they may be delayed, cancelled or not funded; our revenue momentum may stop; our revenues may decline for a variety of reasons including, but not limited to, lack of market acceptance, production issues, material supply issues and pricing issues; four of the five new headsets may not have the Whisper chip in them; our Whisper Chip may not work for far field applications; our Whisper Chip may not achieve market acceptance; the second generation of Solos may not be introduced in the second half of 2017; we may have insufficient fund to monetize and or commercialize our investment; we may not be well positioned as the VR and AR markets begin to accelerate; our progress may not lead to the growth of the AR and VR markets; the AR and VR markets may take longer to develop than we anticipate; there may be no demand for our AR and VR products; and other risk factors and cautionary statements listed in Kopin’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 31, 2016, and Kopin’s subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Kopin and only as of the date on which they are made. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this release.

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended		Six Months Ended

	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
Display Revenues by Category (in millions)
Wearable Applications	$0.9	$1.8	$1.5	$4.4
Military Applications	1.0	0.9	2.0	2.4
Industrial Applications	2.7	1.0	4.5	2.2
Consumer Electronics Applications	0.4	0.4	0.9	1.1
Research and Development	0.9	0.3	1.4	0.4
Total	$5.9	$4.4	$10.3	$10.5

Stock-Based Compensation Expense
Continuing Operations
Cost of component revenues	$159,000	$148,000	$263,000	$290,000
Research and development	195,000	132,000	413,000	249,000
Selling, general and administrative	322,000	615,000	1,292,000	412,000
	$676,000	$895,000	$1,968,000	$951,000

Other Financial Information
Depreciation and amortization	$699,000	$316,000	$1,143,000	$652,000

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
Revenues:
Net product revenues	$4,979,400	$4,096,529	$8,912,543	$10,074,663
Research and development revenues	948,069	258,746	1,393,054	399,750
	5,927,469	4,355,275	10,305,597	10,474,413
Expenses:
Cost of product revenues	4,117,226	4,646,846	7,234,583	9,282,887
Research and development	4,678,221	4,119,401	8,960,090	8,159,352
Selling, general and administrative	5,200,261	4,282,264	10,841,947	8,043,113
Gain on sale of property and plant	-	(7,700,522)	-	(7,700,522)
	13,995,708	5,347,989	27,036,620	17,784,830

Loss from operations	(8,068,239)	(992,714)	(16,731,023)	(7,310,417)

Other income (expense), net	807,699	100,986	384,606	(275,098)

Loss before benefit (provision) for income taxes and net loss	(7,260,540)	(891,728)	(16,346,417)	(7,585,515)
(income) from noncontrolling interest

(Provision) benefit for income taxes	-	(1,963,000)	1,146,000	(2,104,000)

Net loss	(7,260,540)	(2,854,728)	(15,200,417)	(9,689,515)

Net (income) loss attributable to noncontrolling interest	(71,431)	(339,374)	10,007	(438,047)

Net loss attributable to the controlling interest	$(7,331,971)	$(3,194,102)	$(15,190,410)	$(10,127,562)

Net loss per share:
Basic and diluted	$(0.10)	$(0.05)	$(0.22)	$(0.16)

Weighted average number of common shares outstanding:
Basic and diluted	70,626,542	64,011,571	67,582,615	63,994,809

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	July 1, 2017	December 31, 2016
ASSETS
Current assets:
Cash and marketable securities	$84,908,544	$77,197,896
Accounts receivable, net	1,943,272	1,699,195
Inventory	4,412,962	3,302,112
Prepaid and other current assets	1,532,106	1,194,901

Total current assets	92,796,884	83,394,104

Land, equipment and improvements, net	3,708,747	2,976,006
Goodwill and intangible assets	4,189,434	844,023
Other assets	938,791	618,139

Total assets	$101,633,856	$87,832,272

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,182,746	$4,355,462
Accrued expenses	7,153,590	5,457,484
Deferred income taxes	2,623,679	2,571,000
Billings in excess of revenue earned	1,027,227	981,761

Total current liabilities	14,987,242	13,365,707

Lease commitments	260,668	246,922

Total Kopin Corporation stockholders' equity	86,260,343	74,077,686
Noncontrolling interest	125,603	141,957
Total stockholders' equity	86,385,946	74,219,643
Total liabilities and stockholders' equity	$101,633,856	$87,832,272

CONTACT:
Kopin Corporation
Richard Sneider, 508-870-5959
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com
or
Market Street Partners
Joann Horne, 415-445-3233
JHorne@marketstreetpartners.com